Phillips 66 and Berkshire Hathaway
Announce Share Repurchase Agreement

HOUSTON, TX/OMAHA, NE Feb. 13, 2018 – Phillips 66 (NYSE: PSX) announces it has agreed to repurchase 35 million shares of Phillips 66 common stock from a wholly-owned subsidiary of Berkshire Hathaway Inc. (NYSE: BRK.A; BRK.B) for $93.725 per share. This $3.3 billion repurchase is expected to close on Feb. 14, 2018.
“We are excited to have this opportunity to return capital to our shareholders in such a meaningful way,” said Greg Garland, Chairman and CEO of Phillips 66. “This transaction benefits all of our shareholders, as it is immediately accretive to earnings per share and positive for valuation. While this highlights our dedication to shareholder distributions, our strategy remains unchanged. We are committed to running our assets safely and reliably, growing our Midstream and Chemicals businesses, enhancing our Refining and Marketing returns, and rewarding our shareholders through a secure, competitive and growing dividend along with continued share repurchases.”
“Phillips 66 is a great company with a diversified downstream portfolio and a strong management team,” commented Warren E. Buffett, Berkshire Hathaway Chairman and CEO. “This transaction was solely motivated by our desire to eliminate the regulatory requirements that come with ownership levels above 10 percent. We remain one of Phillips 66’s largest shareholders and plan to continue to hold the stock for the long term.”
At closing of this transaction, Phillips 66 will have 466.5 million shares outstanding of which Berkshire will have an equity ownership interest in 45.7 million shares.

About Phillips 66
Phillips 66 is a diversified energy manufacturing and logistics company. With a portfolio of Midstream, Chemicals, Refining, and Marketing and Specialties businesses, the company processes, transports, stores and markets fuels and products globally. Phillips 66 Partners, the company's master limited partnership, is an integral asset in the portfolio. Headquartered in Houston, the company has 14,600 employees committed to safety and operating excellence. Phillips 66 had $54 billion of assets as of Dec. 31, 2017. For more information, visit www.phillips66.com or follow us on Twitter @Phillips66Co.

About Berkshire Hathaway
Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, finance, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

- # # # -

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Phillips 66’s operations (including joint venture operations) are based on management’s expectations, estimates and projections about the company, its interests and the energy industry in general on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include fluctuations in NGL, crude oil, and natural gas prices, and petrochemical and refining margins; unexpected changes in costs for constructing, modifying or operating our facilities; unexpected difficulties in manufacturing, refining or transporting our products; lack of, or disruptions in, adequate and reliable transportation for our NGL, crude oil, natural gas, and refined products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS
Phillips 66
Jeff Dietert, jeff.dietert@p66.com or Rosy Zuklic, rosy.zuklic@p66.com
832-765-2297 (investors)
Dennis Nuss, dennis.h.nuss@p66.com
832-765-1850 (media)
Berkshire Hathaway
Marc D. Hamburg
402-346-1400

1